United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report:  March 17, 2009

Lannett Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	001-31298	23-0787699
(State or other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification
Incorporation)		No.)

9000 State Road, Philadelphia, PA 19136

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (215) 333-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01              Other Events

  On March 17, 2009, Lannett Company, Inc. (“Lannett”) settled its suit (Civil Action No. 08-338 (JJF)) and all related litigation against KV Pharmaceuticals, DrugTech Corp., and Ther-Rx Corp (collectively “KV”).

In light of the withdrawal of KV’s innovator prenatal product, and the resulting anticipated decline in sales and declining market for written prescriptions, Lannett decided it was pointless to continue the litigation and entered into the settlement arrangement with KV.  Pursuant to the settlement, Lannett will receive a license from KV and will become an authorized generic provider.  During the terms of the license, Lannett will pay KV a royalty on all future sales of its OB NATAL prenatal product.  Lannett will cease offering its prenatal product if and when the brand is restored to the marketplace.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lannett Company, Inc.
(Registrant)

By: /s/ Arthur Bedrosian
Arthur Bedrosian
President and Chief Executive Officer

Dated: March 23, 2009